                                                                      EXHIBIT 21

                   LISTING OF GENCORP INC. SUBSIDIARIES(1)(3)


                                                                          STATE OR           PERCENTAGE OF
                                                                       JURISDICTION OF           VOTING
                                                                        INCORPORATION          OWNERSHIP(2)
                                                                        -------------          ------------
Aerojet Australia (SA) Pty., Ltd...................................      Australia                  100.
Aerojet Fine Chemicals LLC(2) .....................................      Delaware                   100.
Aerojet International Inc..........................................      California                 100.
Aerojet Investments Ltd............................................      California                 100.
Aerojet Ordnance Tennessee, Inc. ..................................      Tennessee                  100.
Aerojet-General Corporation(2)(4) .................................      Ohio                       100.
Beijing Wanyuan GDX Automotive Sealing Products Co. Ltd............      China                       60.
BPOU, LLC..........................................................      Delaware                    68.
Chemical Construction Corporation -- Inactive......................      Delaware                   100.
Cordova Chemical Company -- Inactive...............................      California                 100.
Cordova Chemical Company of Michigan -- Inactive...................      Michigan                   100.
GDX Automotive (Pribor) s.r.o......................................      Czech Republic             100.
GDX Automotive B.V.(2).............................................      Netherlands                100.
GDX Automotive Beteiligungs-GmbH...................................      Germany                    100.
GDX Automotive Corvol SAS..........................................      France                     100.
GDX Automotive GmbH & Co KG........................................      Germany                    100.
GDX Automotive Iberica SA..........................................      Spain                      100.
GDX Automotive Inc.(2).............................................      Delaware                   100.
GDX Automotive International GmbH..................................      Germany                    100.
GDX Automotive MTech GmbH..........................................      Germany                    100.
GDX Automotive S.L.................................................      Spain                      100.
GDX Automotive s.r.o...............................................      Czech Republic             100.
GDX Automotive SAS(2)..............................................      France                     100.
GDX Automotive Technical Center GmbH...............................      Germany                    100.
GDX Automotive Technical Center GmbH & Co. KG......................      Germany                    100.
GDX Automotive Verwaltungs-GmbH....................................      Germany                    100.
GDX LLC(2).........................................................      Delaware                   100.
Gen II Services, Inc.(2)...........................................      Ohio                       100.
Gen III Services, Inc.(2)..........................................      Ohio                       100.
Genco Insurance Limited(2).........................................      Bermuda                    100.
GenCorp Argentina S.A. -- Inactive(2)..............................      Argentina                   80.
GenCorp Beteiligungs GmbH..........................................      Germany                    100.
GenCorp Canada Inc.(2).............................................      Canada                     100.
GenCorp Export Corporation(2)......................................      Virgin Islands             100.
GenCorp GmbH.......................................................      Germany                    100.
GenCorp Investment Management, Inc.(2).............................      Ohio                       100.
GenCorp Overseas Inc.(2)...........................................      Ohio                       100.
GenCorp Property Inc.(2)...........................................      California                 100.
General Applied Science Laboratories, Inc. -- Inactive.............      New York                   100.
GT & MC, Inc. -- Inactive..........................................      Delaware                   100.
HENNIGES Elastomer Ireland GmbH....................................      Germany                    100.
HENNIGES Elastomer-und Kunststofftechnik-Verwaltungs-GmbH..........      Germany                    100.
HENNIGES Elastomer-und Kunststofftechnik GmbH & Co. KG.............      Germany                    100.
LNR Capital s.r.o.(2)..............................................      Czech Republic             100.
Penn Athletic Products Company -- Inactive(2)......................      Ohio                       100.
Penn International Inc.(2).........................................      Ohio                       100.
Penn Nominal Holdings Inc.(2)......................................      Ohio                       100.
PJD, Inc. -- Inactive..............................................      Delaware                   100.
RKO General, Inc.(2)...............................................      Delaware                   100.


                         (table continued on next page)

                   LISTING OF GENCORP INC. SUBSIDIARIES(1)(3)

                                                                          STATE OR           PERCENTAGE OF
                                                                       JURISDICTION OF           VOTING
                                                                        INCORPORATION          OWNERSHIP(2)
                                                                        -------------          ------------
RKO Hotel Group, Inc. -- Inactive(2)...............................      Delaware                   100.
Slic Corvol SAS(5).................................................      France                     100.
Slic Gruchet SA(5).................................................      France                     100.
Snappon SA(5)......................................................      France                     100.
TKD, Inc. -- Inactive..............................................      California                 100.



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(1)   Listing of GenCorp Inc. subsidiaries is as of November 30, 2002 and includes all significant and insignificant subsidiaries.

(2) Subsidiary is a direct subsidiary of GenCorp Inc. All other listed subsidiaries are indirect subsidiaries of GenCorp Inc.

(3)   GenCorp Inc. conducts business using the names GenCorp and GDX Automotive.

(4) Aerojet-General Corporation conducts business using the names Aerojet Propulsion Division and GenCorp Aerojet.

(5) Slic Corvol SAS, Slic Gruchet SA and Snappon SA conduct business using the name GDX Automotive.